SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    October 25, 2018

REGENCY CENTERS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-12298	59-3191743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Independent Drive, Suite 114
Jacksonville, Florida		32202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code:                (904)-598-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(A) of the Exchange Act.     ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 25, 2018, the board of directors of Regency Centers Corporation (the “Company”) approved the transfer of the Company’s common stock from listing on the New York Stock Exchange (“NYSE”) to The NASDAQ Global Select Market (“NASDAQ”).

On October 29, 2018, the Company provided written notice to the NYSE that the Company expects to voluntarily cease trading on the NYSE and intends to transfer its listing to NASDAQ to commence trading on November 13, 2018. The last day of trading on the NYSE is expected to be November 12, 2018. The Company’s common stock has been approved for listing on NASDAQ, and will continue to trade under the stock symbol “REG”.

A copy of the press release issued by the Company announcing its transfer from the NYSE to NASDAQ is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01(d)	Financial Statements and Exhibits

Exhibit 99.1	Press Release of Regency Centers Corporation, dated October 29, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION

October 29, 2018	By:	/s/ Barbara C. Johnston
Barbara C. Johnston Senior Vice President and General Counsel